HEI Exhibit 99

NEWS RELEASE
February 13, 2024
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS 2023 RESULTS

Full Year Net Income of $199.2 million and Diluted Earnings Per Share (EPS) of $1.81

2023 Results Include $14.1 Million of After-tax Maui Wildfire-Related Expenses and an $11.0 Million After-tax Loss Resulting from ASB’s Fourth Quarter Balance Sheet Repositioning

•Core Businesses Continue to Perform Well
•Utility Continuing to Progress Resilience Work in West Maui
•ASB’s Balance Sheet Repositioning Strengthens Balance Sheet and Positions Bank for Improved Net Interest Margin and Profitability
•Strong Credit Quality and Capital Position at ASB

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported full year 2023 consolidated net income for common stock of $199.2 million and EPS of $1.81 compared to $241.1 million and EPS of $2.20 for 2022. Net income for the year included $14.1 million of after-tax wildfire-related expenses, and an $11.0 million after-tax loss on the sale of investment securities executed by American Savings Bank (ASB) in the fourth quarter. The loss resulted from selling low-yielding securities in order to reduce high cost deposits, strengthening the bank’s balance sheet while positioning the bank for improved profitability. Core net income and EPS1 for the year were $224.3 million and $2.04, respectively, compared to $235.0 million and $2.14 for 2022. For the fourth quarter of 2023, consolidated net income for common stock was $48.8 million and EPS was $0.44 compared to $57.3 million and EPS of $0.52 for the fourth quarter of 2022. Core net income and EPS1 for the fourth quarter were $53.4 million and $0.48, respectively. There were no core net income adjustments for the fourth quarter of 2022.
1 Core net income, core EPS, core return on average equity and core return on average assets are non-GAAP measures which, for 2023, exclude Maui wildfire-related after-tax costs and, except for the utility, the after-tax loss on sale of securities resulting from the bank’s balance sheet repositioning executed in the fourth quarter; and for 2022, exclude the gain on sale of an equity method investment recorded in the first quarter at Pacific Current. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations.

“Although 2023 was one of the most challenging years ever for our company and the communities we serve, I am encouraged by the collaborative efforts of so many in our state to prioritize Maui’s recovery following the devastating August wildfires. Our hearts continue to be with the people of Maui, and we remain committed to supporting the recovery and rebuild effort,” said Scott Seu, HEI president and CEO.
“Our core businesses delivered solid results under challenging circumstances, and both the utility and bank remain focused on supporting our communities and customers. The utility is continuing to execute on its plans to modernize its generation system and make our electric grids more resilient.
“The bank continues to be well-positioned with strong capital, excellent credit quality, lending capacity and ample liquidity. In addition, the sale of investment securities executed in the fourth quarter further positions ASB for improved profitability and net interest margin while strengthening the balance sheet.”
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS2
Full Year Results:
Hawaiian Electric’s full-year net income was $194.0 million compared to $188.9 million in 2022, with the increase primarily driven by the following after-tax items:
•$34 million higher revenues, including $27 million from the annual revenue adjustment (ARA) mechanism, $5 million from the fossil fuel cost risk-sharing mechanism and $4 million from the major project interim recovery (MPIR) mechanism, partially offset by lower performance incentive mechanism revenue;
•$6 million higher allowance for funds used during construction (AFUDC) related to increased capital expenditures;
•$4 million in higher interest income; and
•$2 million in research and development tax credits.
These items were offset by the following after-tax items:
•$28 million in higher operations and maintenance (O&M) expenses, including $8 million of labor and associated costs for the Maui windstorm and wildfire response. The remaining increase in O&M included higher transmission and distribution maintenance, and higher outside services costs;
•$7 million higher interest expense due to increased borrowings; and
2 Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

•$6 million higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency.

Excluding incremental after-tax Maui windstorm and wildfire-related expenses, Hawaiian Electric’s core net income3 for 2023 was $195.1 million. The incremental after-tax Maui windstorm and wildfire-related expenses (excluding the One ‘Ohana Initiative contribution), of $1.1 million were comprised of $29.6 million of expenses, net of $17.5 million of insurance-related recoveries and $10.9 million of deferral treatment of costs pursuant to the Public Utilities Commission’s decision allowing Hawaiian Electric to defer these costs.
Fourth Quarter Results:
Hawaiian Electric’s net income for the fourth quarter of 2023 was $58.2 million, compared to $48.6 million in the fourth quarter of 2022, with the variance primarily driven by the following after-tax items: $9 million of combined deferral treatment and insurance recoveries, net of expenses, related to the Maui windstorm and wildfires, $8 million higher revenues, including $7 million from the ARA mechanism and $1 million from the MPIR mechanism; $2 million in research and development tax credits and $1 million higher AFUDC; partially offset by $8 million of higher operation and maintenance expenses primarily related to transmission and distribution, bad debt and other outside services. Normalizing for the deferral treatment and insurance recoveries, and excluding incremental after-tax Maui windstorm and wildfire-related expenses, Hawaiian Electric’s core net income3 for the fourth quarter of 2023 was $48.9 million.
Utility Dividend Declaration
On February 9, 2024 Hawaiian Electric’s Board of Directors declared a $13 million quarterly cash dividend to its sole common stockholder, HEI. This is down from approximately $30 million declared in each of the previous three consecutive quarters. With the suspension of HEI’s dividend to its common stockholders, cash needs at the HEI parent company are limited relative to cash needs prior to the dividend suspension, and reducing the utility’s dividend to HEI allows more cash to be kept at the utility, supporting its ability to perform needed restoration work in West Maui, make critical capital investments supporting wildfire mitigation and in other electrical infrastructure while capital markets access remains limited.

3 Refer to footnote 1.

AMERICAN SAVINGS BANK EARNINGS
Full Year Results:
ASB’s full year 2023 net income was $53.4 million, compared to $80.0 million in 2022. Net income for the year included $8.3 million of Maui wildfire-related expenses after tax, and an $11.0 million after-tax loss on the sale of investment securities recorded in the fourth quarter. The loss resulted from selling low-yielding securities in order to reduce high cost deposits, strengthening the bank’s balance sheet while positioning the bank for improved profitability. Core net income4 for the year was $72.6 million.
Net interest income was $252.0 million in 2023 compared to $252.6 million in 2022, with higher interest and dividend income approximately offset by the impacts of higher funding costs. Noninterest income for 2023 was $45.4 million compared to $57.0 million in 2022. The decrease in noninterest income was primarily due to a $15.0 million pre-tax ($11.0 million after- tax) loss on sale of investment securities recorded in the fourth quarter. The sale of investment securities was executed in order to reposition the balance sheet by divesting securities with below-market yields to pay down higher cost funding, positioning ASB for improved net interest margin and profitability.
As of December 31, 2023 and compared to December 31, 2022:
•Total earning assets were $9.2 billion, up 0.50%;
•Total loans were $6.2 billion, up 3.4%; and
•Total deposits were $8.1 billion, approximately flat.
The average cost of funds was 0.93% for the full year 2023, 77 basis points higher than the prior year as higher interest rates and a shift in funding mix increased funding costs.
ASB’s return on average equity for the full year 2023 was 11.0% compared to 14.1% in 2022. Return on average assets for the full year was 0.55% in 2023 compared to 0.86% in 2022. Core return on average equity and core return on average assets4 were 14.9% and 0.75%, respectively.
Fourth Quarter Results:
Net income for the fourth quarter of 2023 was $3.2 million, and included $2.0 million of after-tax Maui wildfire-related expenses as well as the aforementioned loss on sale of securities. This compared to $17.9 million in the fourth quarter of 2022. Core net income4 for the fourth quarter was $16.2 million.
4 Refer to footnote 1.

For the fourth quarter 2023, return on average equity was 2.7%, compared to 15.7% in the fourth quarter of 2022. Core return on average equity5 for the quarter was 13.7%. Return on average assets was 0.13% for the fourth quarter of 2023, compared to 0.76% in the same quarter last year. Core return on average assets5 was 0.67%. Please refer to ASB’s news release issued on January 30, 2024 for additional information on ASB.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $48.1 million in 2023 compared to $27.8 million in 2022. The higher net loss for the year was primarily due to the after-tax $6.2 million gain on sale of an equity method investment recorded in 2022 at Pacific Current, higher interest expense, lower Pacific Current net income and wildfire-related expenses. Core net loss for the year was $43.4 million compared to $34.0 million in 20225. The fourth quarter net loss was $12.6 million compared to $9.2 million in the fourth quarter of 2022. The higher net loss compared to the prior year quarter was primarily due to lower Pacific Current net income, higher interest expense and wildfire-related expenses. Core net loss for the fourth quarter of 2023 was $11.7 million5. There were no core adjustments to net income for the fourth quarter of 2022.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its fourth quarter and full year 2023 consolidated financial results today at 11:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through February 27, 2024. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s,
5 Refer to footnote 1.

Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Core net income is a non-GAAP measure which, for 2023, excludes Maui wildfire-related after-tax costs and, except for the utility, the after-tax loss on sale of investment securities resulting from the balance sheet repositioning transaction executed in the fourth quarter; and for 2022, excludes the gain on sale of an equity method investment recorded in the first quarter at Pacific Current. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related GAAP reconciliations at the end of this release.
FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2022, HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements and (i) extreme weather events, including windstorms and other natural disasters, particularly those driven or exacerbated by climate change, which could increase the risk of the Utilities’ equipment being damaged, becoming inoperable or contributing to a wildfire; (ii) the impact of the Maui windstorm and wildfires including the potential liabilities from the many lawsuits filed against the Company and potential regulatory penalties which may result in significant costs that may be unrecoverable through insurance and/or rates; (iii) an increase in insurance premiums and the inability to fully recover premiums through rates or the potential inability to obtain wildfire and general liability insurance coverage at reasonable rates, if available at all; (iv) the uncertainties surrounding the Company’s access to capital and credit markets due to the uncertainties associated with the costs related to the Maui windstorm and wildfires; (v) the material reduction or extended delay in dividends or other distributions from one or more operating subsidiaries to HEI; (vi) further downgrades by securities rating agencies in their ratings of the securities of HEI and Hawaiian Electric and their impact on results of financing efforts; (vii) the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the Utilities’ transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits), and the risks associated with the operation of transmission and distribution assets and power generation facilities, including public and employee safety issues, and assets causing or contributing to wildfires. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues
Electric utility	$854,106	$924,951	$3,269,521	$3,408,587
Bank	102,947	89,218	394,663	321,068
Other	4,298	4,944	17,982	12,330
Total revenues	961,351	1,019,113	3,682,166	3,741,985
Expenses
Electric utility	768,682	849,558	2,967,363	3,109,396
Bank	86,282	66,753	317,051	219,550
Other	10,411	9,788	45,148	31,966
Total expenses	865,375	926,099	3,329,562	3,360,912
Operating income (loss)
Electric utility	85,424	75,393	302,158	299,191
Bank	16,665	22,465	77,612	101,518
Other	(6,113)	(4,844)	(27,166)	(19,636)
Total operating income	95,976	93,014	352,604	381,073
Retirement defined benefits credit—other than service costs	1,207	883	4,768	4,411
Interest expense, net—other than on deposit liabilities and other bank borrowings	(34,273)	(27,462)	(125,532)	(103,402)
Allowance for borrowed funds used during construction	1,403	1,015	5,201	3,416
Allowance for equity funds used during construction	4,091	3,143	15,164	10,574
Interest income	4,125	—	9,105	—
Loss on sales of investment securities and gain (loss) on sales of equity-method investment	(15,609)	—	(15,609)	8,123
Income before income taxes	56,920	70,593	245,701	304,195
Income taxes	7,658	12,772	44,573	61,167
Net income	49,262	57,821	201,128	243,028
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$48,789	$57,348	$199,238	$241,138
Basic earnings per common share	$0.44	$0.52	$1.82	$2.20
Diluted earnings per common share	$0.44	$0.52	$1.81	$2.20
Dividends declared per common share	$—	$0.35	$1.08	$1.40
Weighted-average number of common shares outstanding	110,134	109,471	109,739	109,434
Weighted-average shares assuming dilution	110,301	109,774	110,038	109,778
Net income (loss) for common stock by segment
Electric utility	$58,183	$48,621	$193,952	$188,929
Bank	3,231	17,897	53,362	79,989
Other	(12,625)	(9,170)	(48,076)	(27,780)
Net income for common stock	$48,789	$57,348	$199,238	$241,138
Comprehensive income (loss) attributable to HEI	$117,463	$74,864	$245,916	$(42,357)
Return on average common equity (%) (twelve months ended)			8.8	10.5

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
($ in thousands, except per barrel amounts)	2023	2022	2023	2022
Revenues	$854,106	$924,951	$3,269,521	$3,408,587
Expenses
Fuel oil	329,728	391,071	1,211,420	1,265,614
Purchased power	172,779	186,757	671,769	793,584
Other operation and maintenance	126,373	126,342	533,557	497,601
Depreciation	60,924	59,503	243,705	235,424
Taxes, other than income taxes	78,878	85,885	306,912	317,173
Total expenses	768,682	849,558	2,967,363	3,109,396
Operating income	85,424	75,393	302,158	299,191
Allowance for equity funds used during construction	4,091	3,143	15,164	10,574
Retirement defined benefits credit—other than service costs	1,076	959	4,303	3,835
Interest expense and other charges, net	(22,575)	(19,681)	(86,140)	(76,416)
Allowance for borrowed funds used during construction	1,403	1,015	5,201	3,416
Interest income	2,330	—	6,454	—
Income before income taxes	71,749	60,829	247,140	240,600
Income taxes	13,067	11,709	51,193	49,676
Net income	58,682	49,120	195,947	190,924
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to Hawaiian Electric	58,453	48,891	195,032	190,009
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income for common stock	$58,183	$48,621	$193,952	$188,929
Comprehensive income attributable to Hawaiian Electric	$58,337	$54,552	$193,940	$195,070
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,604	1,603	6,138	6,212
Hawaii Electric Light	272	269	1,043	1,053
Maui Electric	264	282	1,046	1,089
	2,140	2,154	8,227	8,354
Average fuel oil cost per barrel	$132.47	$152.05	$126.73	$141.49
Return on average common equity (%) (twelve months ended)[1]			8.2	8.2
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31
(in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Interest and dividend income
Interest and fees on loans	$72,340	$71,540	$60,331	$276,688	$207,830
Interest and dividends on investment securities	15,587	14,096	14,315	58,095	58,044
Total interest and dividend income	87,927	85,636	74,646	334,783	265,874
Interest expense
Interest on deposit liabilities	17,961	14,446	3,755	48,905	7,327
Interest on other borrowings	8,721	8,598	4,775	33,892	5,974
Total interest expense	26,682	23,044	8,530	82,797	13,301
Net interest income	61,245	62,592	66,116	251,986	252,573
Provision for credit losses	304	8,835	2,729	10,357	2,037
Net interest income after provision for credit losses	60,941	53,757	63,387	241,629	250,536
Noninterest income
Fees from other financial services	4,643	4,703	4,764	19,034	19,830
Fee income on deposit liabilities	5,104	4,924	4,640	19,131	18,762
Fee income on other financial products	2,664	2,440	2,628	10,616	10,291
Bank-owned life insurance	1,707	2,303	1,872	7,390	2,533
Mortgage banking income	209	341	62	910	1,692
Gain on sale of real estate	—	—	776	495	1,778
Loss on sale of investment securities, net	(14,965)	—	—	(14,965)	—
Other income, net	693	627	606	2,799	2,086
Total noninterest income	55	15,338	15,348	45,410	56,972
Noninterest expense
Compensation and employee benefits	28,797	29,902	30,361	118,297	113,839
Occupancy	5,422	5,154	7,030	21,703	24,026
Data processing	5,305	5,133	4,537	20,545	17,681
Services	5,032	3,627	2,967	13,943	10,679
Equipment	3,114	3,125	2,937	11,842	10,100
Office supplies, printing and postage	1,019	1,022	1,142	4,315	4,398
Marketing	1,167	984	1,091	4,001	3,968
Other expense	9,250	7,399	6,034	28,992	20,576
Total noninterest expense	59,106	56,346	56,099	223,638	205,267
Income before income taxes	1,890	12,749	22,636	63,401	102,241
Income taxes	(1,341)	1,384	4,739	10,039	22,252
Net income	$3,231	$11,365	$17,897	$53,362	$79,989
Comprehensive income (loss)	$70,585	$(22,866)	$29,282	$97,705	$(218,844)
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.13	0.47	0.76	0.55	0.86
Return on average equity	2.74	9.19	15.73	10.98	14.08
Return on average tangible common equity	3.32	11.02	19.20	13.22	16.46
Net interest margin	2.63	2.70	2.91	2.74	2.89
Efficiency ratio	96.42	72.30	68.86	75.20	66.31
Net charge-offs to average loans outstanding	0.15	0.07	0.06	0.12	0.03
As of period end
Nonaccrual loans to loans receivable held for investment	0.46	0.16	0.28
Allowance for credit losses to loans outstanding	1.20	1.23	1.21
Tangible common equity to tangible assets	4.7	3.9	4.1
Tier-1 leverage ratio	7.7	7.7	7.8
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$—	$14.0	$10.0	$39.0	$42.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI, Hawaiian Electric and ASB management use certain non-GAAP measures to evaluate the performance of HEI, the utility and bank. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for adjusted diluted EPS (for HEI consolidated); return on average common equity (for HEI consolidated and Hawaiian Electric); and returns on average equity, average tangible equity and average assets (for ASB).
The reconciling adjustments from GAAP1 earnings to core earnings for 2023 are limited to the costs related to the recent Maui wildfires and, except for the utility, the loss on sale of investment securities from the balance sheet repositioning transaction executed in the fourth quarter. The reconciling adjustments from GAAP1 earnings to core earnings for 2022 are limited to the gain on sale of an equity method investment recorded in the first quarter at Pacific Current. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

(in thousands)	Three months ended December 31, 2023	Year ended December 31, 2023	Year ended December 31, 2022
Maui wildfire-related costs
Pretax expenses:
Legal expenses	$24,125	$34,876	$—
Outside services expenses	8,688	14,822	—
Provision for credit losses	—	5,900	—
One `Ohana Initiative Contribution	—	75,000	—
Other expenses	1,343	5,185	—
Interest expenses	1,645	2,600	—
Pretax expenses	35,801	138,383	—
Insurance recovery	(29,580)	(104,580)	—
Deferral of cost	(14,692)	(14,692)	—
Wildfire-related expenses, excluding insurance recovery and deferral	(8,471)	19,111	—
Pretax loss on sale of investment securities	14,965	14,965	—
Gain on sale of equity method investment at Pacific Current	—	—	(8,123)
Income tax benefits[2]	(1,858)	(9,050)	1,947
After-tax adjustments	$4,636	$25,026	$(6,176)
HEI consolidated net income
GAAP net income (as reported)	$48,789	$199,238	$241,138
Excluding special items related to the Maui wildfire (after tax):
Legal expenses	17,909	25,886	—
Outside services expenses	6,430	10,976	—
Provision for credit losses	—	4,319	—
One `Ohana Initiative Contribution	—	55,688	—
Other expenses	993	3,832	—
Interest expenses	1,222	1,931	—
After tax expenses	26,554	102,632	—
Insurance recovery	(21,963)	(77,651)	—
Deferral of cost	(10,909)	(10,909)	—
Maui wildfire-related expenses, net of insurance recoveries and approved deferral treatment (after tax)	(6,318)	14,072	—
Gain on sale of equity method investment (after tax)	—	—	(6,176)
Loss on sale of investment securities (after tax)	10,954	10,954	—
Total core net income adjustments (after tax)	4,636	25,026	(6,176)
Non-GAAP (core) net income	$53,425	$224,264	$234,962
GAAP Diluted earnings per share (as reported)	$0.44	$1.81	$2.20
Non-GAAP (core) Diluted earnings per share	$0.48	$2.04	$2.14

Years ended December 31,	2023	2022
Ratios (%)
Based on GAAP[1]
Return on average equity	8.8	10.5
Based on Non-GAAP (core)
Return on average equity	9.9	10.2
1 Accounting principles generally accepted in the United States of America
2 Current year composite statutory tax rate of 25.75% is used for Utility and corporate amounts and current year composite statutory tax rate of 26.80% is used for ASB amounts.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net—other than on deposit liabilities and other bank borrowings” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities and Bank tables below for more detail.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

(in thousands)	Three months ended December 31, 2023	Year ended December 31, 2023
Maui windstorm and wildfire-related costs
Pretax expenses:
Legal expenses[2]	$18,486	$24,737
Outside services expenses[2]	5,826	10,532
One `Ohana Initiative Contribution	—	75,000
Other expenses[2]	834	3,316
Interest expenses[3]	720	1,223
Pretax expenses	25,866	114,808
Insurance recovery	(23,613)	(98,613)
Deferral of cost	(14,692)	(14,692)
Total Maui windstorm and wildfire-related expenses, net of insurance recoveries and approved deferral treatment	(12,439)	1,503
Income tax benefits[4]	3,203	(387)
After-tax expenses	$(9,236)	$1,116

Hawaiian Electric consolidated net income
GAAP net income (as reported)	$58,183	$193,952
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	13,726	18,367
Outside services expenses	4,326	7,820
One `Ohana Initiative Contribution	—	55,688
Other expenses	619	2,462
Interest expenses	534	908
Maui windstorm and wildfire-related cost (after tax)	19,205	85,245
Insurance recovery (after tax)	(17,532)	(73,220)
Deferral of cost (after tax)	(10,909)	(10,909)
Total Maui windstorm and wildfire- related expenses, net of insurance recoveries and approved deferral treatment (after tax)	(9,236)	1,116
Non-GAAP (core) net income	$48,947	$195,068

Years ended December 31,	2023	2022
Ratios (%)
Based on GAAP[1]
Return on average equity	8.2	8.2
Based on Non-GAAP (core)
Return on average equity	8.2	8.2

1     Accounting principles generally accepted in the United States of America.
2     Legal, outside services and other are included in “Other operation and maintenance” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
3     Interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
4     Current year composite statutory tax rate of 25.75% is used for Utility amounts.

Reconciliation of GAAP1 to non-GAAP Measures
American Savings Bank F.S.B.
Unaudited

(in thousands)	Three months ended December 31, 2023	Year ended December 31, 2023
Maui wildfire-related costs and loss on sale of securities
Pretax expenses:
Provision for credit losses	$—	$5,900
Professional services expense	2,405	3,705
Other expenses	309	1,666
Pretax Maui wildfire-related costs	2,714	11,271
Pretax loss on sale of investment securities	14,965	14,965
Income tax benefits	(4,738)	(7,031)
After-tax expenses	$12,941	$19,205
ASB net income
GAAP (as reported)	$3,231	$53,362
Excluding expense related to Maui wildfire and securities loss (after tax):
Provision for credit losses	—	4,319
Professional services expense	1,760	2,712
Other expenses	227	1,220
Loss on sale of investment securities	10,954	10,954
Maui wildfire-related cost and securities loss (after tax)	12,941	19,205
Non-GAAP (core) net income	$16,172	$72,567

	Three months ended December 31, 2023	Year ended December 31, 2023
Ratios (annualized %)
Based on GAAP[1]
Return on average assets	0.13	0.55
Return on average equity	2.74	10.98
Return on average tangible common equity	3.32	13.22
Efficiency ratio	96.42	75.20
Based on Non-GAAP (core)
Return on average assets	0.67	0.75
Return on average equity	13.73	14.94
Return on average tangible common equity	16.63	17.98
Efficiency ratio	73.94	69.88

1 Accounting principles generally accepted in the United States of America